DRAFT Discussion Materials 10 January 2005 Project Alphabet

DRAFT

Project Alphabet

Recent Share Trading History

Shares in Millions

Period	Share Prices [1] U	Share Prices [1] L	Implied Exchange Ratio	L Share Issuance [2]	Implied U Ownership [3]
L Public Comments (11/12/2004)	$8.48	$37.95	0.2235x	82.8	31.8%
U / L Discussion (12/31/2004)	9.70	46.38	0.2091	77.5	30.4%
Current (1/7/2005)	9.17	43.22	0.2122	78.6	30.7%
High Share Prices Since L IPO (12/29/04,12/17/04)	9.79	47.27	0.2071	76.7	30.2%
Highest Exchange Ratio (9/30/04)	7.47	33.36	0.2239	82.9	31.8%

Notes
1. Based on closing share prices on the day prior
2. Based on 370MM U public float as of 12/30/04
3. Based on 178MM L FDSO as of 12/30/04

Morgan Stanley

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DRAFT

Project Alphabet

Exchange Ratio Implied by Research Analyst Targets

Shares in Millions

Broker	Price Target U	Price Target L	Implied Exchange Ratio	L Share Issuance [1]	Implied U Ownership [2]
Stifel, Nicolaus (11/11/04, 12/6/04)	**$13.00**	**$51.00**	**0.2549x**	**94.4**	**34.7%**
Independent Research Group (9/22/04, 12/8/04)	**11.00**	**49.00**	**0.2245**	**83.2**	**31.9%**
JB Hanauer & Co. (12/20/04 , -)	12.00	-	-	-	-
Morgan Stanley (11/10/04 , -)	9.00	-	-	-	-
JPMorgan (11/9/04 , -)	NA	-	-	-	-
Janco Partners (11/8/04 , -)	12.43	-	-	-	-
Bear Stearns (-, 12/2/04)	-	41.00	-	-	-
Fulcrum Partners (-, 11/16/04)	-	NA	-	-	-
Lehman Brothers (- , 11/15/04)	-	43.00	-	-	-
Low	**$9.00**	**$41.00**	**0.2195x**	**81.3**	**31.4%**
High	**13.00**	**51.00**	**0.2549**	**94.4**	**34.7%**
Median	**12.00**	**46.00**	**0.2609**	**96.6**	**35.2%**

Morgan Stanley

Notes
1. Based on 370MM U public float as of 12/30/04
2. Based on 178MM L FDSO as of 12/30/04

2

Dollar vs. Euro Currency Exchange Rate Analysis Last 3 Years Client Name or Project Name 3 0.60 0.70 0.80 0.90 1.00 1.10 1.20 1.30 1.40 1.50 1/4/02 4/5/02 7/5/02 10/4/02 1/3/03 4/4/03 7/4/03 10/3/03 1/2/04 4/2/04 7/2/04 10/1/04 1/6/05 Dollar vs. Euro $ / Source FactSet E UIs management budget FX rate in 05 is 1.23 $/based on the average FX rate for 2004 E Today Is spot rate (01/06/05) is 1.32 $/ Morgan Stanley Research 2005 FX forecasts: Forecasts 2005E 1Q05E 2Q05E 3Q05E 4Q05E Avg. EUR/USD 1.38 1.37 1.35 1.32 1.36

DRAFT

Project Alphabet

Implied U Valuation

- **Morgan Stanley research used average 2005 exchange rate of 1.15$/€, which is below current spot rate of 1.32 $/€**

Comparable Company Analysis
($MM)

Company	2005E Agg. Val / EBITDA Street Avg.	MS
Comcast		10.4x
Cablevision		9.9
NTL		7.8
Telewest		7.5

- **Preliminary Discounted Cash Flow analysis implies UCOMA share price of $12-$13**

Valuation Matrix

Illustrative U Share Price	Equity Value ($MM) [2]	Adjusted Aggregate Value ($MM) [3]	Adj. Aggregate Value / 2005E EBITDA: Research: MS	Research: Street Avg. [4]	Management Budget @ $ / € of: '04 Average 1.23	Spot Rate 1.32	'05E Aevrage 1.36
Statistic:			*$1,010*	*$1,053*	*$1,084*	*$1,163*	*$1,199*
$9.17	$7,283	$9,470	9.4x	9.0x	8.7x	8.1x	7.9x
$10.00	7,942	10,130	10.0	9.6	9.3	8.7	8.5
$11.00	8,736	10,924	10.8	10.4	10.1	9.4	9.1
$12.00	9,530	11,718	11.6	11.1	10.8	10.1	9.8
$13.00	10,325	12,512	12.4	11.9	11.5	10.8	10.4
$14.00	11,119	13,306	13.2	12.6	12.3	11.4	11.1

☐ : Current
☐ : Comparable Company Range

Notes
1. Current share price as of 1/6/05
2. Based on 794MM U FDSO
3. Based on Net Debt of $3,188MM (Total Debt of $4,454, Minority Interest of $101MM, Cash of $1,256MM, and short-term investments of $112MM) and non-consolidated assets totaling $1.0Bn (includes Austar, SBS, Telenet, TKP, Melita, Iberian Programming, MGM L.A., and Jundai Brazil)
4. Wall Street average includes research from Morgan Stanley, Stifel, Nicolaus, IRG, and Janco Partners

Morgan Stanley

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DRAFT

Project Alphabet

L Valuation Matrix

MM	EBITDA	Net Debt
U (53% Interest) [3]	$578	$1,701
J-COM (45% Interest) [4]	254	986
JPC (50% Interest) [5]	43	(1)
Total	**$876**	**$2,685**

Valuation Matrix

			Adjusted Agg. Value / '05 EBITDA Management Budget @ $ / € of:		
L Share Price	Equity Value ($MM) [1]	Adjusted Aggregate Value ($MM) [2]	'04 Average 1.23	Spot Rate 1.32	'05E Aevrage 1.36
Statistic:			*$876*	*$918*	*$937*
$40.00	$7,108	$8,994	10.3x	9.8x	9.6x
42.00	7,464	9,349	10.7	10.2	10.0
43.22	7,680	9,566	10.9	10.4	10.2
44.00	7,819	9,705	11.1	10.6	10.4
46.00	8,174	10,060	11.5	11.0	10.7
48.00	8,530	10,415	11.9	11.3	11.1
50.00	8,885	10,771	12.3	11.7	11.5

Notes
1. Based on 178MM L FDSO
2. Based on Net Debt of $2,685MM
3. Based on $1,084MM of 2005E EBITDA per management's budget (converted at $/€ of 1.23) and net debt of $3,188MM
4. Based on J-COM 2005E EBITDA of $707MM and net debt of $2,191MM
5. Based on JPC 2005E EBITDA of $119MM and net debt of ($2.9)MM

MorganStanley

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DRAFT

Project Alphabet

J-COM Valuation Matrix

$ MM

Value of L Equity Stake	Implied Equity Value	Agg. Value [(1)]	AV / EBITDA 2005E	EV / FCF 2005E	AV / Subscribers Q3'04A [(2)]
45%			*$707*	*$213*	*1.870*
$1,000	$2,222	$4,969	7.0x	10.4x	$2,657
1,200	2,667	5,524	7.8	12.5	2,954
1,400	3,111	6,080	8.6	14.6	3,251
1,600	3,556	6,636	9.4	16.7	3,548
1,800	4,000	7,191	10.2	18.8	3,846

Notes
1. Based on Net Debt of $2,191MM and 20% minority interest
2. Represents the number of households subscribing to at least 1 J-COM Broadband Service as of 9/30/04

MorganStanley

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DRAFT

Project Alphabet

Analysis of L Holding Company Discount

Valuation Methodology

Asset	Illustrative Value ($MM) Low Total	Low Per Share	High Total	High Per Share
Total Equity Value: [1]	***$7,680***	***$43.22***	***$7,680***	***$43.22***
Less:				
a) L Cash at 9/30/04 [2]	$1,774	$9.98	$1,774	$9.98
b) J-COM (8.0x-10.0x '05E EBITDA Multiple, 10% Discount) [3]	$1,122	$6.32	$1,581	$8.89
c) JPC (12.0x-14.0x '05E EBITDA Multiple) [4]	515	2.90	601	3.38
d) Other Assets [5]	800	4.50	800	4.50
Sub-Total Assets (excl. U):	***$4,212***	***$23.70***	***$4,756***	***$26.76***
Implied Value of U:	***$3,469***	***$19.52***	***$2,925***	*$16.46*
Implied U Share Price: [6]	*$8.18*		*$6.90*	
Market U Share Price: [7]	*$9.17*		*$9.17*	
% HoldCo. Premium / (Discount):	(10.7%)		(24.7%)	

Notes

1. Based on L share price of $43.22 as of 1/6/05 and 178MM L shares outstanding
2. Includes L-only cash
3. Based on J-COM 2005E EBITDA of $707MM, Net Debt of $2,191MM, 20% Minority Interest, 45% L Interest, and a 10% HoldCo. Discount
4. Based on JPC 2005E EBITDA of $119MM, Net Debt of ($2.9)MM, 28% Minority Interest, and 50% L Interest
5. Includes other public assets (NewsCorp, The Wireless Group, ABC Family Worldwide) and other private assets (Chofu, Mediatti, Liberty Cablevision of P.R., Pramer, Metropois-Intercom S.A., Torneos Competencias, Premium Movie Partnership)

Morgan Stanley

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DRAFT

Project Alphabet

Implied L Valuation and Corresponding Exchange Ratios

- **Increases in U's fair market value correspondingly increases L's fair market value**
  - **$1 increase in fair value of U results in $2.03 increase per L share [1]**

Current (1/6/05) →

Assumed U Share Price	Implied U Value per L Share[1]	Current[2]	Low	High	
			8.0x	10.0x	← J-COM Multiple [3]
			12.0x	14.0x	← JPC Multiple [4]
			2,574	2,574	← L Other Assets & Cash
		$24.63	$23.70	$26.76	← L Per Share Value (ex-U)
9.17	$18.59	$43.22	$42.29	$45.35	← *Implied LMI Share Price*
		0.2122x	0.2168x	0.2022x	← *Implied Exchange Ratio*
10.00	$20.27	$44.90	$43.97	$47.03	
		0.2227x	0.2274x	0.2126x	
11.00	$22.30	$46.93	$46.00	$49.06	
		0.2344x	0.2391x	0.2242x	
12.00	$24.32	$48.96	$48.03	$51.09	
		0.2451x	0.2499x	0.2349x	
13.00	$26.35	$50.98	$50.05	$53.11	
		0.2550x	0.2597x	0.2448x	
14.00	$28.38	$53.01	$52.08	$55.14	
		0.2641x	0.2688x	0.2539x	

Notes
1. Based on 794MM U FDSO, 53.7% L stake and 178MM L FDSO. Applied 15% Hold Co. discount to incremental U value
2. Based on current U and L share price of $9.17 and $43.22, respectively. Assumes 178MM L FDSO and 15% Hold Co. discount to U
3. Based on J-COM 2005E EBITDA of $707MM, net debt of $2.2Bn, 20% minority interest, 45% L interest, 10% discount
4. Based on JPC 2005E EBITDA of $119MM, net debt of ($2.9MM), 28% minority interest, 50% L interest

Morgan Stanley

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DRAFT

Project Alphabet

Sharing of Combination Benefits

- **Potential Combination benefits include**
  - **Utilization of NOLs**
  - **Chile merger benefits**
  - **Programming scale / efficiencies**
  - **Reduction of Admin / Public costs**
  - **Financing benefits**
  - **Increased Liquidity**

Assumed U Share Price	Implied L Share Price [1]	Implied Exchange Ratio [2]	Pro Forma Exchange Ratios 50/50 Synergy Allocation		
			$500	$1,000	$1,500
$9.17	$43.22	0.2122x	0.2206x	0.2285x	0.2360x
10.00	44.90	0.2227	0.2305	0.2379	0.2448
11.00	46.93	0.2344	0.2415	0.2483	0.2546
12.00	48.96	0.2451	0.2517	0.2579	0.2637
13.00	50.98	0.2550	0.2610	0.2667	0.2722
14.00	53.01	0.2641	0.2697	0.2750	0.2800

Notes
1. Applies 15% Hold Co. discount and assumes that a $1.00 increase in U results in $2.03 increase in L
2. Based on U minority shares outstanding of 370MM and 178MM L FDSO

Morgan Stanley

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DRAFT

Project Alphabet

NewCo Share Price Analysis

$MM, except per share [1]

Illustrative Exchange Ratio	Issued Shares	No Combination Benefits [2]		Elimination of 10% Hold Co. Discount [3]		Elimination of 20% Hold Co. Discount [4]	
		PF NewCo Price	Value of Comb. Benefits Required to B/E	PF NewCo Price	Value of Comb. Benefits Required to B/E	PF NewCo Price	Value of Comb. Benefits Required to B/E
0.2122x	78.6	$43.22	$0	$44.74	NM	$46.25	NM
0.2200x	81.5	42.74	125	44.24	NM	45.74	NM
0.2300x	85.2	42.13	285	43.61	NM	45.09	NM
0.2400x	88.9	41.55	446	43.01	$57	44.46	NM
0.2500x	92.6	40.98	606	42.42	217	43.85	NM
0.2600x	96.3	40.43	766	41.84	377	43.26	NM

Notes
1. Assumes current U and L share price of $9.17 and $43.22 as of 1/5/05. Based on 178MM L FDSO and 370MM U minority FDSO
2. Assumes NewCo Trading at Current L Price
3. Assumes elimination of 10% HoldCo discount would generate $388MM in combination benefits
4. Assumes elimination of 20% HoldCo discount would generate $777MM in combinations benefits

Morgan Stanley

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